Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Contact:
Karen A. Perlman	Jill York
SVP, Chief Marketing Officer	VP, Chief Financial Officer
MB Financial Bank	MB Financial, Inc.
(847) 653-1788	(847) 653-1991
kperlman@mbfinancial.com	jyork@mbfinancial.com

MB FINANCIAL BANK ACQUIRES DEPOSITS OF CORUS BANK

LOOKS FORWARD TO SERVING CORUS BANK’S LOCAL RETAIL AND BUSINESS CUSTOMERS

CHICAGO, IL — (September 11, 2009) Mitchell Feiger, president and CEO of MB Financial, Inc. (NASDAQ: MBFI) announced that MBFI’s subsidiary, Chicago-based MB Financial Bank, N.A., acquired  the deposits of Chicago-based Corus Bank at the close of business today in a transaction facilitated by the Federal Deposit Insurance Corporation (FDIC).  MB Financial Bank did not acquire Corus’ commercial real estate loans or loans and other real estate owned related to Corus’ construction lending business.  These loans have been retained by the FDIC.

“This is our third FDIC transaction this year and we are pleased to provide a safe and secure home at MB for Corus customers,” says Feiger. “Our top priority is to assure customers that their deposits are safe and remain readily available to them.  MB has been part of Chicago-area banking for nearly 100 years and has a healthy balance sheet and a strong capital and liquidity position.”

According to Feiger, the attractively situated north side of Chicago branches of Corus bridge the gap between MB’s strong downtown presence and the northern suburbs.  In addition, the well established River Forest, Wheeling, Calumet City and Niles locations complement MB’s strong suburban branch network.   The approximately $2 billion in local deposits are expected to provide a great source of funding for MB’s commercial banking business.

The 11 branches of Corus will reopen as MB Financial Bank branches on their next normally scheduled business day. Corus customers should continue to bank as usual.

“Once we consolidate Corus and MB computer operating systems, all customers will have access to over 80 locations; our Telephone Banking Center, which is open seven days a week; our Internet Banking systems and our ATM network,” adds Feiger. “MB looks forward to serving the banking needs of Corus’ local retail and business customers.”

As of Aug. 31, 2009 Corus had total deposits of approximately $6.6 billion. MB will assume all the deposits of Corus, except approximately $84.0 million of brokered deposits associated with Cede & Co as nominee for Depository Trust Company (DTC).  The FDIC will pay the brokers directly for these accounts. In addition, MB agreed to purchase Corus’ investment grade securities and approximately $47 million of local consumer and small business loans.

Customers who have questions about today’s transaction can call the FDIC toll-free at 1.800.823.5017. The phone number will be operational this evening until 9 p.m., CDT; on Saturday from 9 a.m. to 6 p.m., CDT; on Sunday from noon to 6:00 p.m., CDT; and thereafter from 8:00 a.m. to 8:00 p.m., CDT. Interested parties can also visit the FDIC’s Web site at http://www.fdic.gov/bank/individual/failed/corus.html.

MB Financial, Inc. will host a conference call at 8:00 a.m. CDT* on Sept. 14, 2009.  The number to call in the United States is 1.866.783.2142 (Passcode: 46200733).  If this time is inconvenient, a digital recording will be available two hours after the conference from Sept. 14 to Sept. 21, 2009 by dialing into 1.888.286.8010 in the United States (Passcode: 25010729).  This call is being webcast and can be accessed via the company’s web site at www.mbfinancial.com under Investor Relations.

MB Financial Bank is a locally-operated financial institution that has been delivering competitive personalized service for nearly 100 years to businesses and individuals who live and work in the Chicago metropolitan area.  MB Financial Bank has over 80 locations throughout the Chicagoland area.

MB Financial Bank is the Illinois local operating unit of MB Financial, Inc., a financial services holding company which is traded on the NASDAQ as “MBFI.” MB Financial, based in Chicago, has more than $10 billion in assets. Information about MB Financial can be found at www.mbfinancial.com.

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Safe Harbor Statement: Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. By their nature, such statements are subject to numerous factors that could cause actual results to differ materially from those anticipated in such statements, as discussed in MB Financial Inc.’s filings with the Securities and Exchange Commission.

* The time of this conference call has been moved to 9:00 a.m. CDT.